Exhibit 10.1


                                                                 EXECUTION COPY

                                                                   CONFIDENTIAL


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                             UNIT PURCHASE AGREEMENT

                                  BY AND AMONG

                                    GAR, LLC,

                         LEUCADIA NATIONAL CORPORATION,

                          AA CAPITAL EQUITY FUND, L.P.,

                   AA CAPITAL BILOXI CO-INVESTMENT FUND, L.P.

                                       AND

                               HRHC HOLDINGS, LLC

                                  APRIL 6, 2006


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
                                TABLE OF CONTENTS

                                                                                                               PAGE
ARTICLE I         SALE AND PURCHASE OF AA UNITS...................................................................1

         1.1      Sale and Purchase of AA Units...................................................................1

         1.2      Closing.........................................................................................2

         1.3      Payment of Purchase Price and Delivery of Purchased Units.......................................2

ARTICLE II        REPRESENTATIONS AND WARRANTIES OF THE SELLERS...................................................2

         2.1      Organization and Authority......................................................................3

         2.2      Capitalization..................................................................................3

         2.3      No Conflicts....................................................................................3

         2.4      Unit Ownership..................................................................................4

         2.5      Litigation......................................................................................4

         2.6      Representations Regarding the Company and the Subsidiary........................................4

         2.7      Initial Transfer Amount.........................................................................4

ARTICLE III       REPRESENTATIONS AND WARRANTIES OF THE BUYER.....................................................5

         3.1      Organization and Authority......................................................................5

         3.2      No Conflicts....................................................................................5

         3.3      Litigation......................................................................................6

         3.4      Securities Act Matters; Company Information.....................................................6

         3.5      Adequate Financing..............................................................................6

         3.6      No Knowledge of Seller Breach...................................................................6

         3.7      Amended and Restated Operating Agreement........................................................6

ARTICLE IV        CLOSING CONDITIONS..............................................................................6

         4.1      Conditions to the Obligations of the Buyer and the Sellers.....................................6

         4.2      Conditions to the Obligations of the Buyer......................................................7

         4.3      Conditions to Obligations of the Sellers........................................................8

ARTICLE V         COVENANTS.......................................................................................8

         5.1      Access to Information; Confidentiality..........................................................8

         5.2      Mississippi Gaming Commission Consents and Approvals............................................9

         5.3      Conduct of Business Prior to the Closing Date...................................................9

         5.4      No Shop........................................................................................10



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
                                TABLE OF CONTENTS
                                   (CONTINUED)
                                                                                                               PAGE


         5.5      Public Announcements...........................................................................11

         5.6      Confidentiality................................................................................11

         5.7      Equitable Relief...............................................................................12

         5.8      Consents.......................................................................................12

         5.9      Efforts to Close...............................................................................12

ARTICLE VI        TERMINATION....................................................................................12

         6.1      Methods of Termination.........................................................................12

         6.2      Automatic Termination..........................................................................13

         6.2      Procedure Upon Termination.....................................................................13

ARTICLE VII       DEFINITIONS....................................................................................14

ARTICLE VIII      MISCELLANEOUS..................................................................................19

         8.1      HSR Act........................................................................................19

         8.2      Further Assurances.............................................................................19

         8.3      No Third-Party Beneficiaries...................................................................19

         8.4      Entire Agreement...............................................................................19

         8.5      Successors and Assigns.........................................................................19

         8.6      [Intentionally Deleted.].......................................................................19

         8.7      Counterparts...................................................................................19

         8.8      Notices........................................................................................19

         8.9      Jurisdiction; Service of Process...............................................................21

         8.10     Governing Law..................................................................................21

         8.11     Amendments and Waivers.........................................................................21

         8.12     Severability...................................................................................21

         8.13     Expenses.......................................................................................22

         8.14     Construction...................................................................................22

         8.15     Specific Performance...........................................................................22

         8.16     Mutual Negotiation.............................................................................22

         8.17     Leucadia Contribution..........................................................................23


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
                             EXHIBITS AND SCHEDULES

EXHIBITS
--------

Exhibit A       Form of Deposit Escrow Agreement
Exhibit B       Form of Mutual Release


SCHEDULES
---------

Schedules       Sellers and Seller Information
---------
Company Disclosure Schedules

                             UNIT PURCHASE AGREEMENT

         This Unit Purchase Agreement (this "AGREEMENT") is entered into as of April 6, 2006 (the "EXECUTION DATE"), by and among GAR, LLC, a Mississippi limited liability company (the "BUYER"), and AA Capital Equity Fund, L.P., a Delaware limited partnership ("AA CAPITAL"), AA Capital Biloxi Co-Investment Fund, L.P., a Delaware limited partnership ("AA INVESTMENT", with each of AA Investment and AA Capital a "SELLER" and, together, the "SELLERS"), solely for purposes of Section 8.17, Leucadia National Corporation, a New York corporation ("LEUCADIA") and, solely for purposes of Section 8.4, HRHC Holdings, LLC, a Delaware limited liability company ("HRHC"). Certain terms used herein that are not otherwise defined in the text are defined in Article VII.

                              STATEMENT OF PURPOSE

         WHEREAS, the Buyer and Sellers are currently party to that certain Limited Liability Company Operating Agreement of Premier Entertainment Biloxi, LLC, dated January 23, 2004, as amended by the First Amendment to Limited Liability Company Operating Agreement for Premier Entertainment Biloxi LLC dated as of January 24, 2005 (as amended, the "LLC AGREEMENT");

         WHEREAS, the Buyer owns one-hundred percent (100%) of the issued and outstanding Class A Common Units (the "CLASS A COMMON UNITS") of Premier Entertainment Biloxi LLC, a Delaware limited liability company (the "COMPANY");

         WHEREAS, the Sellers own (i) one-hundred percent (100%) of the issued and outstanding Class A Preferred Units of the Company (the "CLASS A PREFERRED UNITS"), and (ii) one hundred percent (100%) of the Class B Common Units of the Company (the "CLASS B COMMON UNITS" and, together with the Class A Preferred Units, the "AA UNITS");

         WHEREAS, the Buyer, the Sellers and HRHC entered into a letter of intent (the "LOI") dated January 31, 2006, regarding the purchase and sale of the AA Units; and

         WHEREAS, the Buyer desires to acquire from the Sellers, and the Sellers desire to convey to the Buyer, the AA Units on the terms and conditions set forth herein.

         NOW THEREFORE, in consideration of the foregoing Statement of Purpose and the representations, warranties, covenants, and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

                                   ARTICLE I

                          SALE AND PURCHASE OF AA UNITS

         1.1 SALE AND PURCHASE OF AA UNITS.

                (a) On the terms and subject to the conditions set forth in this Agreement, the Buyer agrees to purchase from the Sellers, and each Seller agrees to sell and deliver to the Buyer, free and clear of all Encumbrances except

Permitted Encumbrances, its respective AA Units (collectively, the "PURCHASED UNITS"). The aggregate purchase price (the "PURCHASE PRICE") for the Purchased Units shall be equal to the sum of Eighty-Nine Million Dollars ($89,000,000).

         1.2 CLOSING. Subject to the satisfaction or waiver of the conditions set forth in Article IV, the consummation of the transactions contemplated by this Agreement (the "CLOSING") will take place at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153 at 10:00 AM EDT on May 4, 2006, or at such time, place and date (or by facsimile or electronic mail transmission) as shall mutually be agreed to by the Buyer and the Sellers, which date shall be no later than the tenth Business Day after the satisfaction or waiver of the conditions set forth in Article IV (other than conditions that by their nature are to be satisfied at Closing, but subject to the satisfaction or waiver of those conditions at such time). The date on which the Closing takes place is referred to herein as the Closing Date (the "CLOSING DATE").

         1.3 PAYMENT OF PURCHASE PRICE AND DELIVERY OF PURCHASED UNITS.

                (a) On the Execution Date, Leucadia shall have caused to be delivered, through a subsidiary thereof, to an account designated by the Escrow Agent prior to the execution of this Agreement, an amount equal to Five Million Dollars $5,000,000 (the "DEPOSIT") by wire transfer of immediately available funds to be held pursuant to the terms of the Deposit Escrow Agreement in substantially the form attached hereto as Exhibit A (the "DEPOSIT ESCROW AGREEMENT"). The Deposit, together with accrued interest thereon, shall be released by the Escrow Agent in accordance with the terms of the Deposit Escrow Agreement (i) upon Closing, to the Sellers and applied as a deposit towards the Purchase Price as provided in Section 1.3(b); (ii) to Leucadia or its designee in the event that this Agreement is terminated (A) by either Party pursuant to
Section 6.1(a), (b) or (g)(i), (B) by the Buyer pursuant to Section 6.1(c) or
(e) or (C) automatically pursuant to Section 6.2; or (iii) to the Sellers in the event that this Agreement is terminated (A) by either Party pursuant to Section 6.1(g)(ii) or (B) by the Sellers pursuant to Section 6.1(d) or (f).

                (b) On the Closing Date, the Buyer shall pay or deliver to the Sellers, by wire transfer of immediately available funds to a single bank account designated by the Sellers at least two (2) Business Days prior to the Closing Date, an amount equal to the Purchase Price less the Deposit (together with accrued interest thereon).

                (c) On the Closing Date, the Sellers shall deliver to the Buyer, certificates representing the Purchased Units required to be delivered pursuant to Section 1.1 together with duly executed unit powers.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

         The Sellers jointly and severally represent and warrant to the Buyer, solely as of the date hereof and as of the Closing Date, subject to the exceptions set forth on the Schedules corresponding to the section numbers in this Article II (it being understood and agreed that any fact or item that is clearly disclosed on any such Schedule in such a way as to make its relevance to any other representation or warranty made elsewhere in this Article II or to the information called for by any other Schedule to this Article II readily apparent on its face shall be deemed to be an exception to such other representation or warranty and disclosed on such other Schedule, notwithstanding the omission of a reference or cross-reference thereto), as follows:

         2.1 ORGANIZATION AND AUTHORITY. Each Seller is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware. Each Seller has full limited partnership power and authority to execute and deliver the Transaction Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by each Seller of each Transaction Document to which it is a party and the performance by each Seller of the Transactions have been duly authorized by all requisite limited partnership action on the part of each Seller. Assuming the due authorization, execution and delivery by the other Parties hereto, this Agreement constitutes the valid and legally binding obligation of each Seller, enforceable against each Seller in accordance with the terms of this Agreement, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting the enforcement of creditors' rights, (b) limitations of public policy and (c) equitable principles of general applicability (regardless of whether enforcement is considered in a proceeding at law or in equity). Upon the execution and delivery by each Seller of each Transaction Document to which it is a party, and assuming the due authorization, execution and delivery by the other parties thereto, such Transaction Document will constitute the valid and legally binding obligation of each Seller, enforceable against each Seller in accordance with the terms of such Transaction Document, except as such enforceability may be limited by (x) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting the enforcement of creditors' rights, (y) limitations of public policy and (z) equitable principles of general applicability (regardless of whether enforcement is considered in a proceeding at law or in equity).

         2.2 CAPITALIZATION. Except for any action taken by Buyer without the approval or Knowledge of Sellers, the authorized, issued and outstanding capital of the Company is set forth on Schedule 2.2. Except for any action taken by Buyer without the approval or Knowledge of Sellers, all of the outstanding equity interests of the Company have been duly authorized and are validly issued and fully paid. Except for any action taken by Buyer without the approval or Knowledge of Sellers and except as set forth in Schedule 2.2, there are no outstanding (a) securities convertible or exchangeable into equity interests of the Company, (b) options, warrants, purchase rights, subscription rights, preemptive rights, conversion rights, exchange rights, calls, puts, rights of first refusal, promises, or other contracts, agreements or understandings that could require the Company to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem equity interests of the Company or (c) unit appreciation, phantom equity, profit participation or similar rights with respect to the Company. Except for any action taken by Buyer without the approval or Knowledge of Sellers, the Company has not violated in any material respect any applicable securities law in connection with the offer, sale or issuance of any of its equity interests or other equity or debt securities.

         2.3 NO CONFLICTS. Neither the execution and delivery of this Agreement by either Seller nor the performance of the Transactions by either Seller will with or without notice or lapse of time: (a) violate any Applicable Law (subject to receipt of the "Approval of Acquisition of Control" from the Mississippi Gaming Commission), (b) violate any Organizational Documents of the Sellers or the Company, (c) violate, conflict with, result in a breach of, constitute a default under, result in the acceleration of or give any Person the right to accelerate the maturity or performance of, or to cancel, terminate, modify or exercise any remedy under, any Contract to which such Seller or the Company is a party or by which such Seller is bound or the performance of which is guaranteed by such Seller or the Company, or (d) result in the imposition of any Encumbrance on the Purchased Units other than any Permitted Encumbrance. Except as set forth on Schedule 2.3, such Seller need not notify, make any filing with, or obtain any Consent of, any Person in order to perform such Seller's obligations under the Transaction Documents.

         2.4 UNIT OWNERSHIP. Each Seller owns, of record and beneficially, the Units listed opposite such Seller's name on Schedule 2.2, free and clear of all Encumbrances other than Permitted Encumbrances. Each Seller is the lawful owner of, and has the unrestricted power to vote, sell and transfer, as applicable, the Units to be sold by such Seller pursuant to this Agreement (subject in each case to the terms and provisions of the Company's Organizational Documents and the Pledge and Security Agreement). Neither Seller has transferred any interest in or otherwise sold, transferred or disposed of, or promised or attempted to sell, transfer or dispose of, the Units to any Person (subject to the Pledge and Security Agreement). At the Closing, upon the payment or delivery to each Seller of the consideration payable or deliverable to each Seller pursuant to Section 1.1, the Buyer will obtain good and valid title to the Units held by each Seller, free and clear of all Encumbrances other than Permitted Encumbrances.

         2.5 LITIGATION. There is no Proceeding pending or, to the Knowledge of the Sellers, threatened against either Seller relating to or affecting the Transactions.

         2.6 REPRESENTATIONS REGARDING THE COMPANY AND THE SUBSIDIARY. To the Knowledge of the Sellers:

                (a) No Undisclosed Liabilities. Neither the Company, nor the Subsidiary, has any Liability (and no reasonable basis exists for any Liability), except for (a) Liabilities to the extent reflected or reserved against on the balance sheet at December 31, 2005 and (b) Liabilities incurred in the ordinary course of business since the balance sheet at December 31, 2005.

                (b) Legal Compliance. Each of the Company and the Subsidiary is, and since December 31, 2004 has been, in compliance in all material respects with all Applicable Laws. No Proceeding is pending, nor since December 31, 2004, has been filed or commenced, against the Company or the Subsidiary alleging any failure to comply with any Applicable Law. No event has occurred or circumstance exists that (with or without notice or lapse of time) would reasonably be expected to constitute or result in a material violation by the Company or the Subsidiary of any Applicable Law. Neither the Company, nor the Subsidiary, has received any written notice or other communication from any Person regarding any actual, alleged or potential violation by the Company or the Subsidiary of any Applicable Law.

         2.7 INITIAL TRANSFER AMOUNT. The Initial Transfer Amount (as such term is defined in the Limited Liability Company Operating Agreement of Premier Entertainment Biloxi, LLC, dated as of January 23, 2004) is $52,775,215.90.


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
                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

         The Buyer hereby represents and warrants to the Sellers, solely as of the date hereof and as of the Closing Date, subject to the exceptions set forth on the Schedules corresponding to the section numbers in this Article III (it being understood and agreed that any fact or item that is clearly disclosed on any such Schedule in such a way as to make its relevance to any other representation or warranty made elsewhere in this Article III or to the information called for by any other Schedule to this Article III readily apparent on its face shall be deemed to be an exception to such representation or warranty or disclosed on such other Schedule, notwithstanding the omission of a reference or cross-reference thereto), as follows:

         3.1 ORGANIZATION AND AUTHORITY. The Buyer is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Mississippi. Buyer has full limited liability company power and authority to execute and deliver this Agreement and the Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder. The execution and delivery by the Buyer of each Transaction Document to which the Buyer is a party and the performance by the Buyer of the Transactions have been duly authorized by all requisite limited liability company action of the Buyer. Assuming the authorization, execution and delivery by the other Parties hereto, this Agreement constitutes the valid and legally binding obligation of the Buyer enforceable against the Buyer in accordance with the terms of this Agreement, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws affecting the enforcement of creditors' rights, (b) limitations of public policy and (c) equitable principles of general applicability (regardless of whether enforcement is considered in a proceeding at law or in equity). Upon the execution and delivery by the Buyer of each Transaction Document to which the Buyer is a party, and assuming the authorization, execution and delivery by the other parties thereto, such Transaction Document will constitute the valid and legally binding obligation of the Buyer enforceable against the Buyer in accordance with the terms of such Transaction Document, except as such enforceability may be limited by (x) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws affecting the enforcement of creditors' rights, (y) limitations of public policy and (z) equitable principles of general applicability (regardless of whether enforcement is considered in a proceeding at law or in equity).

         3.2 NO CONFLICTS. Neither the execution and delivery of this Agreement nor the performance of the Transactions will, with or without notice or lapse of time: (a) violate any Applicable Law (subject to receipt of the "Approval of Acquisition of Control" from the Mississippi Gaming Commission); (b) violate any Organizational Document of the Buyer; or (c) violate, conflict with, result in a breach of, constitute a default under, result in the acceleration of or give any Person the right to accelerate the maturity or performance of, or to cancel, terminate, modify or exercise any remedy under, any Contract to which the Buyer is a party or by which the Buyer is bound or the performance of which is guaranteed by the Buyer. The Buyer is not required to notify, make any filing with, or obtain any Consent of, any Person in order to perform the Transactions (subject to receipt of the "Approval of Acquisition of Control" from the Mississippi Gaming Commission).

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
         3.3 LITIGATION. There is no Proceeding pending or, to the Knowledge of the Buyer, threatened against the Buyer relating to or affecting the Transactions.

         3.4 SECURITIES ACT MATTERS; COMPANY INFORMATION. The Buyer understands that the Purchased Units have not been registered under the Securities Act and that the Purchased Units are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the Buyer's representations contained in this Agreement. The Buyer has substantial experience in evaluating and investing in transactions similar to the transactions contemplated by this Agreement, so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. The Buyer must bear the economic risk of this investment indefinitely unless the Purchased Units being purchased by it are registered pursuant to the Securities Act or an exemption from registration is available. There is no assurance that any such exemption will be available and, even if available, such exemption may not allow the Buyer to transfer all or any portion of the Purchased Units being purchased by it under the circumstances, in the amounts or at the times Buyer might propose. The Buyer is an "accredited investor" as such term is defined in Rule 501 promulgated under the Securities Act.

         3.5 ADEQUATE FINANCING. The Buyer acknowledges that its obligations under this Agreement are not in any way contingent upon its obtaining financing for its obligations hereunder. The Buyer has sufficient capital resources available to it, and such resources are usable for the Transactions, in order to consummate such transactions in a timely fashion, and the Buyer will have such resources available at and after the Closing.

         3.6 NO KNOWLEDGE OF SELLER BREACH. The Buyer has no Knowledge that any of the representations or warranties of the Sellers contained in this Agreement are untrue or inaccurate.

         3.7 AMENDED AND RESTATED OPERATING AGREEMENT. The Buyer and Leucadia have entered into that certain Document Escrow Agreement as of the date hereof, pursuant to which the Buyer and Leucadia have executed that certain Second Amended and Restated Limited Liability Company Agreement of Buyer, which agreement shall become effective as of the Closing Date.

                                   ARTICLE IV

                               CLOSING CONDITIONS

         4.1 CONDITIONS TO THE OBLIGATIONS OF THE BUYER AND THE SELLERS. The obligations of the Buyer and the Sellers to consummate the Closing are subject to the satisfaction or, if permitted by Applicable Law, written waiver by all Parties, of each of the following conditions:

                (a) the "Approval of Acquisition of Control" for the sale of the AA Units by the Sellers to the Buyer shall have been granted by the Mississippi Gaming Commission without any qualifications or limitations that would adversely impact the Company's ability to operate a casino; and

                (b) no Applicable Law or Order, including any temporary restraining order or preliminary or permanent injunction, preventing the consummation of the Closing shall be in effect; provided, however, that each of


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
the Parties hereto shall have used commercially reasonable efforts to prevent the entry of any such injunction or other Order and to appeal as promptly as possible any injunction or other Order that may be entered.

         4.2 CONDITIONS TO THE OBLIGATIONS OF THE BUYER. The obligation of the Buyer to consummate the Closing is subject to satisfaction or, if permitted by Applicable Law, written waiver by the Buyer of each of the following conditions:

                (a) all of the representations and warranties of the Sellers in this Agreement shall be true and correct on and as of the Closing Date as though made at and as of that date (except for representations and warranties, if any, made as of a specified date, which shall be true and correct as of the specified date);

                (b) the Sellers shall have performed and complied in all material respects with all of the covenants and agreements in this Agreement to be performed by each of them prior to or at the Closing;

                (c) each of the following documents shall have been duly executed and delivered to the Buyer and, if applicable, be dated as of the Closing Date (unless otherwise indicated) and in form and substance reasonably satisfactory to the Buyer:

                      (i) a certificate executed by the general partner of each Seller confirming satisfaction of the conditions in subsections (a) and (b) above;

                      (ii) certificates representing the Purchased Units, free and clear of all Encumbrances except for Permitted Encumbrances, accompanied by duly executed unit powers; and

                      (iii) a mutual release among the Buyer, the Sellers and the Company, in the form of Exhibit B hereto;

                (d) each Consent listed in Schedule 5.8 must have been obtained, and delivered to the Buyer and be in full force and effect and in a form reasonably satisfactory to the Buyer;

                (e) U.S. Bank National Association, as Trustee under the Indenture dated January 23, 2004 (the "INDENTURE") for the holders of the 10 3/4% First Mortgage Notes, shall not have accelerated any of the Company's or the Subsidiary's obligations under the Indenture, sought to enjoin or prevent the Parties from consummating the Transactions by filing any temporary restraining order or preliminary or permanent injunction, or otherwise taken any action to institute a collection or foreclosure action against the Company, the Subsidiary or any of their respective assets; and

                (f) U.S. Bank National Association, as Trustee under the Intercreditor Agreement dated January 23, 2004 (the "INTERCREDITOR AGREEMENT") for Rank America, Inc. with respect to the Junior Subordinated Notes, shall not have accelerated any of the Company's or the Subsidiary's obligations under the Intercreditor Agreement and otherwise taken any action to institute a collection or foreclosure action against the Company, the Subsidiary or any of their respective assets.

         4.3 CONDITIONS TO OBLIGATIONS OF THE SELLERS. The obligations of the Sellers to consummate the Closing is subject to satisfaction, or, if permitted by Applicable Law, written waiver by the Sellers, of each of the following conditions:

                (a) all of the representations and warranties of the Buyer in this Agreement shall be true and correct on and as of the Closing Date as though made at and as of that date;

                (b) the Buyer must have performed and complied in all material respects with all of its covenants and agreements in this Agreement to be performed prior to or at the Closing (other than payment in full of the Purchase Price (less the Deposit) pursuant to Section 1.3(b), which shall not be qualified by materiality);

                (c) each of the following documents must have been duly executed and delivered to the Sellers and, if applicable, be dated as of the Closing Date (unless otherwise indicated) in form and substance reasonably satisfactory to the Sellers:

                      (i) a certificate executed by an officer of the Buyer, as applicable, confirming satisfaction of the conditions in subsections (a) and (b) above; and

                      (ii) a mutual release among the Buyer, the Sellers and the Company, in the form of Exhibit B hereto; and

                (d) the Buyer shall have delivered the Purchase Price, as provided in Section 1.3.

                                    ARTICLE V

                                    COVENANTS

         5.1 ACCESS TO INFORMATION; CONFIDENTIALITY. The Sellers shall cause the Company (to the extent within the Sellers' control) to afford the Buyer and its respective accountants, counsel, financial advisors and other Representatives, and to prospective lenders, placement agents and other financing sources and each of their respective Representatives, full access, during normal business hours upon reasonable notice throughout the period prior to the Closing, to its facilities, books, records, Contracts, accounts, tax returns, financial statements, insurance records and records related to governmental filings as well as all of the business financial and legal documents and materials of the Company reasonably requested by the Buyer, its counsel or other Representatives; provided, however, that any such investigation shall not unreasonably disrupt the Company's operations. Prior to the Closing, the Sellers shall, and shall cause the Company to, generally keep the Buyer informed as to all material matters involving the Company's operations and businesses. The Parties shall cooperate and take such steps as are reasonably necessary to ensure that any documents, information or materials of the Company that are covered by the attorney-client privilege and/or the work product doctrine will continue to be so protected, including, without limitation, entering into a joint defense or cooperation agreement.

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
         5.2 MISSISSIPPI GAMING COMMISSION CONSENTS AND APPROVALS. The Buyer and the Sellers shall, and shall cause the Company to, (i) use commercially reasonable efforts to obtain the "Approval of Acquisition of Control" at the regularly scheduled meeting of the Mississippi Gaming Commission to be held on April 20, 2006, (ii) make all filings required of each of them or any of their respective Subsidiaries or Affiliates under any Gaming Laws with respect to the transactions contemplated hereby as promptly as reasonably practicable, and
(iii) comply at the earliest practicable date with any request under any Gaming Laws for additional information, documents, or other materials received by each of them or any of their respective Subsidiaries or Affiliates from the Mississippi Gaming Commission or any other Governmental Body in respect of such filings or such transactions, and (iv) reasonably cooperate with each other in connection with any such filing (including, to the extent permitted by Applicable Law, providing copies of all such documents to the non-filing parties prior to filing and considering all reasonable additions, deletions or changes suggested in connection therewith) and in connection with resolving any investigation or other inquiry of any of the Mississippi Gaming Commission or other Governmental Body under any Gaming Laws with respect to any such filing or any such transaction. Each such Party shall use commercially reasonable efforts to furnish to each other Party hereto all information required for any application or other filing to be made pursuant to any Applicable Law in connection with the transactions contemplated by this Agreement. Subject to Applicable Law, the Parties hereto shall consult and reasonably cooperate with one another in connection with the matters described in this Section 5.2, including in connection with any appearances, presentations, memoranda, briefs and arguments made or submitted by or on behalf of any Party hereto relating to proceedings under the Gaming Laws. The Buyer expressly acknowledges and agrees that it shall not be a condition to closing or consummation of the Transactions for a finding of suitability by the Mississippi Gaming Commission or other Governmental Body under any Gaming Laws.

         5.3 CONDUCT OF BUSINESS PRIOR TO THE CLOSING DATE. During the period from the date of this Agreement and continuing through the Closing Date, except as expressly contemplated or permitted by this Agreement or to the extent that the Buyer shall otherwise consent in writing, the Sellers shall, and shall cause the Company (to the extent within the Sellers' control) to, use their reasonable best efforts to carry on the business of the Company in the ordinary course of business giving due regard to the impact of Hurricane Katrina on the Company's business operations. Without limiting the generality of the foregoing, during the period from the date of this Agreement and prior to the Closing, and except as expressly permitted by this Agreement, the Sellers shall not, and shall cause the Company (to the extent within the Sellers' control) not to, without the prior written consent of the Buyer:

                (a) issue, sell, convey, assign or otherwise transfer any Purchased Units or any capital stock or other securities of the Company;

                (b) pledge or otherwise allow the Purchased Units to become subject to any Encumbrance, other than any Permitted Encumbrance or Encumbrance imposed by this Agreement;

                (c) declare, set aside or pay any dividends on, or make any distributions in respect of, or otherwise redeem, any shares of its capital stock or other securities;

                (d) except for the Agreement and General Release, dated January 3, 2006, by and between the Company and Duane Morris LLP, which agreement may be supplemented from time to time as permitted pursuant to the terms and provisions of such agreement, (i) issue, create, incur, assume, guarantee, endorse or otherwise become liable or responsible with respect to (whether directly, contingently or otherwise) any Indebtedness; (ii) except in the ordinary course of business, pay, repay, discharge, purchase, repurchase or satisfy any Indebtedness of the Company or the Subsidiary; or (iii) modify the terms of any Indebtedness or other Liability, in each case, including without limitation entering into any agreement or arrangement with the Trustee;

                (e) without in any way obligating either Seller to have any financial obligation, (i) fail to maintain and keep in full force and effect all insurance on assets and property used in the business of the Company, all liability and other casualty insurance, and all bonds on personnel, presently carried, (ii) fail to present all material claims under such insurance policies in a proper and timely manner, (iii) breach any material obligation under such insurance policies, or (iv) enter into any agreement with respect to or settle any insurance claims;

                (f) fail to maintain the books and records of the Company in the ordinary course of business giving due regard to the impact of Hurricane Katrina on the Company's business operations;

                (g) increase the compensation (including bonuses) payable to any director, officer or employee of the Company, or make any special or out of the ordinary course distributions or payments to such persons;

                (h) enter into or amend any employment, deferred compensation, severance, special pay, consulting, non-competition or similar agreement or arrangement with any director, officer or employee of the Company;

                (i) directly or indirectly engage in any transaction with any Related Person of the Company;

                (j) enter into any transaction or enter into, modify or renew any Contract which by reason of its size, nature or otherwise is not in the ordinary course of business, giving due regard to the impact of Hurricane Katrina on the Company's business operations;

                (k) make a material change in its accounting methods or methods of reporting income or deductions for Tax purposes, make or rescind any election related to Taxes, or prepare or file any Tax Return (or any amendment thereof) without having provided the Buyer with a copy thereof (together with supporting work papers) at least ten (10) days prior to the due date thereof for the Buyer's review and approval; or

                (l) agree, in writing or otherwise, to do any of the foregoing.

         5.4 NO SHOP. The Sellers shall, and shall cause the Company (to the extent within the Sellers' control) to, use their reasonable best efforts to cause its directors, officers, employees, representatives, advisors and agents to not, directly or indirectly, encourage, solicit or initiate inquiries or proposals from, or provide any confidential information to, or participate in any discussions or negotiations with, or enter into any agreement with, any Person (other than the Buyer and its Affiliates and their respective directors, officers, employees, representatives and agents or in connection with the filings and notices contemplated by Section 5.2) in connection with any exchange, offer, merger, consolidation, sale of material assets, sale of securities, acquisition of beneficial ownership of, or the right to vote securities, liquidation, dissolution or similar transaction involving, the Company or the Purchased Units prior to the Closing or earlier termination of this Agreement.

         5.5 PUBLIC ANNOUNCEMENTS. Subject to Section 5.6(c) and except as may be required by Applicable Law, at no time from and after the date hereof (whether prior to or after the Closing) shall any Party issue or make any press release, advertising (including any "tombstones") or other written public statements regarding this Agreement or the transactions contemplated hereby without the prior written consent of the other Party which consent shall not be unreasonably withheld or delayed. To the extent such disclosure is required by Applicable Law, the Parties shall use their reasonable efforts either to agree upon the text of the proposed disclosure or obtain the other Party's approval of the text of the proposed disclosure to be made solely upon behalf of such Party.

         5.6 CONFIDENTIALITY.

                (a) The Parties acknowledge and agree that (i) the Mutual Confidentiality Agreement entered into on January 17, 2006, by and between the Company and Ranch Capital, L.L.C., a California limited liability company ("RANCH"), remains in full force and effect, (ii) the Letter Agreement entered into on March 2, 2006, by and between Leucadia and Ranch remains in full force and effect, and (iii) the information contained in this Agreement and the exhibits and schedules hereto shall be deemed "Confidential Information" as defined in the Mutual Confidentiality Agreement.

                (b) Each of the Sellers shall, and shall cause its Affiliates and Representatives to, maintain the confidentiality of the Confidential Information at all times, and will not, directly or indirectly, use any Confidential Information for its own benefit or for the benefit of any other Person or reveal or disclose any Confidential Information to any Person, except in connection with this Agreement, without the prior written consent of the other Party. The covenants in this Section 5.6 will not apply to Confidential Information that (i) is or becomes available to the public through no breach of this Agreement by the Sellers or any of their Affiliates or Representatives or, to the Knowledge of the Sellers, breach by any other Person of a duty of confidentiality to the Company or (ii) the Sellers are required to disclose by Applicable Law or subpoena or other legal process; provided, however, that the Sellers shall notify the Company in writing of such required disclosure as much in advance as practicable under the circumstances and cooperate with the Company to limit the scope of such disclosure if possible. At any time that the Company may request, the Sellers shall, and shall cause their Affiliates and Representatives to, turn over or return to the Company all Confidential Information in any form (including all copies and reproductions thereof) in the possession or control of the Sellers or any of their Affiliates or Representatives; provided, however, that AA Capital shall be permitted to keep one copy of all Confidential Information solely for fund record-keeping purposes.

                (c) Notwithstanding the foregoing, the Parties acknowledge and agree that Leucadia, a subsidiary of which will become a member of Buyer on or prior to the Closing Date, may have to file a Current Report on Form 8-K disclosing the existence of this Agreement.

         5.7 EQUITABLE RELIEF. Each of the Sellers acknowledges and agrees that he, she or it will receive adequate consideration from the transactions contemplated by this Agreement for his, her or its agreement to the covenants and undertakings contained in Section 5.6. Each of the Sellers acknowledges and agrees that the restrictions contained in Section 5.6, are reasonable and necessary to protect the legitimate interests of the Buyer, that the Buyer would not have entered into this Agreement in the absence of such restrictions, and that any violation of any provision of Section 5.6 will result in irreparable injury to the Company. Each of the Sellers further agrees that the Buyer shall be entitled to preliminary and permanent injunctive relief, without the necessity of proving actual damages, with respect to violations of Section 5.6 which rights shall be cumulative and in addition to any other rights or remedies to which the Buyer may be entitled.

         5.8 CONSENTS. The Sellers and the Buyer shall, and shall cause the Company to, use their respective reasonable best efforts to obtain at the earliest practicable date all consents and approvals required to consummate the transactions contemplated by this Agreement. The Buyer expressly acknowledges and agrees that it shall not be a condition to closing or consummation of the Transactions for a finding of suitability by the Mississippi Gaming Commission or other Governmental Body under any Gaming Laws.

         5.9 EFFORTS TO CLOSE. From the date hereof through the Closing Date, each Party shall use commercially reasonable efforts to take, or cause to be taken, all actions, and shall do, or cause to be done, all things necessary to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, and shall cooperate with the other Parties in connection with the foregoing. The Buyer expressly acknowledges and agrees that it shall not be a condition to closing or consummation of the Transactions for a finding of suitability by the Mississippi Gaming Commission or other Governmental Body under any Gaming Laws.

                                   ARTICLE VI

                                   TERMINATION

         6.1 METHODS OF TERMINATION. This Agreement may be terminated and the transactions contemplated hereby may be 0abandoned at any time prior to the
Closing:

                (a) by the mutual written consent of the Buyer and the Sellers;

                (b) by the Buyer or the Sellers if all of the conditions set forth in Section 4.1 of this Agreement shall not have been satisfied or waived on or prior to May 4, 2006;

                (c) by the Buyer if there shall have been a material breach of any representation, warranty, covenant or agreement set forth in this Agreement on the part of the Sellers, which breach, in any such event, shall not have been cured, within ten (10) Business Days following receipt by the Sellers of notice of such material breach;

                (d) by the Sellers if there shall have been a material breach of any representation, warranty, covenant or agreement set forth in this Agreement on the part of the Buyer, which breach, in any such event, shall not have been cured, within ten (10) Business Days following receipt by the breaching Party of notice of such material breach;

                (e) by the Buyer if all of the conditions set forth in Section
4.2 of this Agreement shall not have been satisfied or waived on or prior to May 4, 2006;

                (f) by the Sellers if all of the conditions set forth in Section
4.3 of this Agreement shall not have been satisfied or waived on or prior to May 4, 2006; or

                (g) by the Buyer or the Sellers if either (i) the Mississippi Gaming Commission has denied the "Approval of Acquisition of Control" or has issued the Approval of Acquisition of Control with qualifications or limitations that would adversely impact the Company's ability to operate a casino or (ii) any Applicable Law or Order, including any temporary restraining order or preliminary or permanent injunction (other than any injunction or other restraining order sought or obtained by the Trustee as contemplated in Section 4.2(e)), preventing the consummation of the Closing shall be in effect;

provided, in case of termination pursuant to clauses (c) through (f), that the terminating Party shall not then be in material breach or default of this Agreement; and, provided, further, that nothing in this Section 6.1 shall relieve the Buyer or any Seller of any Liability for a breach of this Agreement prior to the effective date of termination.

         6.2 AUTOMATIC TERMINATION. Notwithstanding the foregoing, if Leucadia has not notified the Sellers in writing that Leucadia has received a written consent, in a form satisfactory to Leucadia, executed by Hard Rock Hotel Licensing, Inc. and Rank America, Inc. (the "HARD ROCK CONSENT") by 5:00 p.m. CDT on April 7, 2006 (the "CONSENT EXPIRATION TIME"), then this Agreement shall automatically be terminated without any further action by any Party to this Agreement. The Escrow Agent shall be instructed pursuant to the terms of the Escrow Agreement that if it does not receive a written notice from Leucadia stating that it has received the Hard Rock Consent by the Consent Expiration Time, the Deposit will automatically be returned to Leucadia without any further action by any Party to this Agreement or the Escrow Agreement.

         6.3 PROCEDURE UPON TERMINATION. In the event of termination of this Agreement by the Buyer or the Sellers pursuant to this Article VI, written notice thereof shall promptly be given to the other Parties and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by any Party to this Agreement. If this Agreement is so terminated, no Party to this Agreement shall have any right or Claim against another Party on account of such termination unless this Agreement is terminated by a Party on account of the breach of any representation, warranty, or covenant herein by the other Party or Parties, in which event the non-breaching Party shall have all rights and remedies available to it at law or in equity. Notwithstanding anything else contained herein to the contrary, the terms of
Section 5.6 and Article VIII (except Section 8.17) hereof shall survive any such termination.

                                   ARTICLE VII

                                   DEFINITIONS

         "AA CAPITAL" is defined in the opening paragraph.

         "AA INVESTMENT" is defined in the opening paragraph.

         "AA UNITS" has the meaning set forth in the Statement of Purpose.

         "AFFILIATE" means, with respect to a specified Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, the specified Person. The term "CONTROL" means (a) the possession, directly or indirectly, of the power to vote 50% or more of the securities or other equity interests of a Person having ordinary voting power or (b) the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, by contract or otherwise, except where exercise of such power is prohibited by Contract, Law or otherwise.

         "AGREEMENT" is defined in the opening paragraph.

         "APPLICABLE LAW" means, with respect to any Person, any Law to which such Person is subject.

         "BUSINESS DAY" means any day that is not a Saturday, Sunday or any other day on which banks are required or authorized by law to be closed in the State of Delaware.

         "BUYER" is defined in the opening paragraph.

         "CLASS A COMMON UNITS" has the meaning set forth in the Statement of Purpose.

         "CLASS B COMMON UNITS" has the meaning set forth in the Statement of Purpose.

         "CLASS A PREFERRED UNITS" has the meaning set forth in the Statement of Purpose.

         "CLOSING" is defined in Section 1.2.

         "CLOSING DATE" is defined in Section 1.2.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COMPANY" has the meaning set forth in the Statement of Purpose.

         "CONFIDENTIAL INFORMATION" means the proprietary, non-public information of the Company, whether received prior to or after the date of this Agreement but prior to the Closing Date, concerning its businesses or affairs, including information relating to customers, clients, suppliers, distributors, investors, lenders, consultants, independent contractors or employees, price lists and pricing policies, financial statements and information, budgets and projections, business plans, production costs, market research, marketing, sales and distribution strategies, manufacturing techniques, processes and business methods, technical information, pending projects and proposals, new business plans and initiatives, research and development projects, intellectual property, devices, samples, plans, photographs and digital images, and all notes, analyses, compilations, studies, summaries, reports, manuals, documents and other materials prepared by or for the Company containing or based in whole or in part on any of the foregoing, whether in verbal, written, graphic, electronic or any other form and whether or not conceived, developed or prepared in whole or in part by the Company, and whether or not labeled or marked as "Confidential".

         "CONSENT" means any consent, approval, authorization, permission or waiver.

         "CONSENT EXPIRATION DATE" has the meaning set forth in Section 6.2.

         "CONTRACT" means any contract, obligation, understanding, commitment, lease, license, purchase order, bid or other agreement, whether written or oral and whether express or implied, together with all amendments and other modifications thereto.

         "DEPOSIT" is defined in Section 1.3(a).

         "DEPOSIT ESCROW AGREEMENT" is defined in Section 1.3(a).

         "EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" within the meaning of Section 3(3) of ERISA (whether or not subject to ERISA) that is maintained or contributed to by the Company for its employees, or equity-based plan or arrangement (including any stock option, stock purchase, stock ownership, stock appreciation or restricted stock plan) or material fringe benefit or other retirement, severance, bonus, profit-sharing or incentive plan or arrangement.

         "ENCUMBRANCE" means any lien, pledge, encumbrance, charge, security interest, adverse claim, option, warrant, right of first refusal, profit, license or other restriction of any kind or nature.

         "ERISA" means the Employee Retirement Income Security Act of 1974 as amended, and the rules and regulations promulgated thereunder.

         "ESCROW AGENT" has the meaning set forth in the Deposit Escrow
Agreement.

         "EXECUTION DATE" is defined in the opening paragraph.

         "GAMING AUTHORITY" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States federal government, any foreign government, any state, province or city or other political subdivision or otherwise, whether now or hereafter in existence, including, without limitation, the Mississippi Gaming Commission, with authority to regulate any gaming operation (or proposed gaming operation) owned, managed or operated by the Company or the Subsidiary.

         "GAMING LAWS" means any gaming law or regulation, including the interpretations and administration thereof by and the rules, policies and orders of any Gaming Authority, of any jurisdiction or jurisdictions to which the Company or the Subsidiary is, or may at any time, be subject., including, without limitation, the Mississippi Gaming Control Act and the related Regulations promulgated thereunder.

         "GOVERNMENTAL BODY" means any federal, state, local, foreign or other government or quasi-governmental authority or any department, agency, subdivision, court or other tribunal of any of the foregoing.

         "HARD ROCK CONSENT" has the meaning set forth in Section 6.2.

         "HRHC" has the meaning set forth in the Statement of Purpose.

         "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "INDEBTEDNESS" means as to any Person at any time: (a) obligations of such Person for borrowed money; (b) obligations of such Person evidenced by bonds, notes, debentures or other similar instruments; (c) obligations of such Person to pay the deferred purchase price of property or services (including all obligations under noncompete, consulting or similar arrangements), except trade accounts payable of such Person arising in the ordinary course of business that are not past due by more than ninety (90) days or that are being contested in good faith by appropriate proceedings diligently pursued and for which adequate reserves have been established on the financial statements of such Person; (d) capitalized lease obligations of such Person; (e) indebtedness or other obligations of others guaranteed by such Person; (f) obligations secured by an Encumbrance existing on any property or asset owned by such Person; (g) outstanding reimbursement obligations of such Person relating to letters of credit, bankers' acceptances, surety or other bonds or similar instruments; (h) Liabilities of such Person relating to unfunded, vested benefits under any Employee Benefit Plan (excluding obligations to deliver stock pursuant to stock options or stock ownership plans or make payments pursuant to management appreciation rights or similar plans); and (i) net payment obligations incurred by such Person pursuant to any hedging agreement.

         "INDENTURE" is defined in Section 4.2(e).

         "INTERCREDITOR AGREEMENT" is defined in Section 4.2(f).

         "KNOWLEDGE" means, (i) as to a Seller, the actual knowledge of officers of such Seller or its general partner and (ii) as to the Buyer, the actual knowledge of the officers of the Buyer.

         "LAW" means any federal, state, local, foreign or other law, statute, ordinance, regulation, rule, regulatory or administrative guidance, Order, constitution, treaty, principle of common law or other official restriction of any Governmental Body.

         "LEUCADIA" is defined in the opening paragraph.

         "LIABILITY" means any liability, obligation or commitment of any kind or nature, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, or due or to become due.

         "LLC AGREEMENT" has the meaning set forth in the Statement of Purpose.

         "LOI" has the meaning set forth in the Statement of Purpose.

         "MISSISSIPPI GAMING COMMISSION" means that agency of the Mississippi state government created pursuant to Miss. Code Ann. Section 75-76-7(2), including the executive director and staff thereof, with licensing, permit and regulatory authority over gambling, gaming and casino activities in the State of Mississippi.

         "ORDER" means any order, award, decision, injunction, judgment, ruling, decree, charge, writ, subpoena or verdict entered, issued, made or rendered by any Governmental Body or by an arbitrator in connection with binding arbitration.

         "ORGANIZATIONAL DOCUMENTS" means (a) any certificate of formation, certificate of limited partnership, limited liability company agreement and limited partnership agreement, (b) any documents equivalent to those described in clause (a) as may be applicable pursuant to any Applicable Law and (c) any amendment or modification to any of the foregoing.

         "PARTY" means each of the Buyer and the Sellers.

         "PERMIT" means any permit, license or Consent issued by any Governmental Body or pursuant to any Law.

         "PERMITTED ENCUMBRANCE" means (a) restrictions of general applicability imposed by federal or state securities laws or other legal or equitable encumbrances of general applicability, (b) encumbrances under the Pledge and Security Agreement, and (c) restrictions imposed under the Company's Organizational Documents.

         "PERSON" means any individual, corporation, limited liability company, partnership, company, sole proprietorship, joint venture, trust, estate, association, organization, labor union, Governmental Body or other entity.

         "PLEDGE AND SECURITY AGREEMENT" means that certain Pledge and Security Agreement dated January 23, 2004 among the Buyer, the Sellers and the U.S. Bank National Association.

         "PROCEEDING" means any proceeding, charge, formal complaint, demand, action, suit, litigation, hearing, audit, investigation, arbitration or mediation (in each case, whether civil, criminal, administrative, investigative or informal) commenced, conducted, heard or pending by or before any Governmental Body, arbitrator or mediator.

         "PURCHASE PRICE" is defined in Section 1.1.

         "PURCHASED UNITS" is defined in Section 1.1.

         "RANCH" is defined in Section 5.6.

         "RELATED PERSON" means (a) with respect to a specified individual, any member of such individual's Family and (b) with respect to a specified Person other than an individual, any Affiliate of such Person, any director, officer, executor or trustee of such Person, and any member of the Family of any of the foregoing that are individuals. The "FAMILY" of a specified individual means the individual, such individual's spouse and former spouses, any other individual who is related to the specified individual or such individual's spouse or former spouse within the third degree, and any other individual who resides with the specified individual.

         "REPRESENTATIVE" means, with respect to a particular Person, any director, officer, employee, agent, consultant, advisor or other representative of such Person, including legal counsel, accountants, financing services and financial advisors.

         "SECURITIES ACT" means the Securities Act of 1933.

         "SELLERS" is defined in the opening paragraph.

         "SUBSIDIARY" means Premier Finance Biloxi Corp., a Delaware corporation and wholly-owned subsidiary of the Company.

         "TAX" means (i) any federal, state, local, foreign or other income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code ss. 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, general service, alternative or add-on minimum, estimated or other tax of any kind whatsoever, however denominated, and (ii) all interest, penalties, fines, additions to tax or additional amounts imposed by any taxing authority in connection with any item described in clause (i), and (iii) any liability in respect of any items described in clauses (i) and/or (ii) as a transferee pursuant to Treasury Regulation 1.1502-6 (or similar provision of state, local or foreign law) or as an indemnitor, guarantor, surety or in a similar capacity under any contract, arrangement, agreement, understanding or commitment (whether oral or written).

         "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes filed or to be filed with any Governmental Body, including any form, schedule or attachment thereto and any amendment or supplement thereof.

         "TRANSACTION DOCUMENTS" means this Agreement, the Deposit Escrow Agreement and all other written agreements, documents and certificates specifically contemplated by this Agreement.

         "TRANSACTIONS" means the transactions contemplated by the Transaction Documents.

         "TRUSTEE" means U.S. Bank National Association, as Trustee under the Indenture.

         "UNITS" means the Class A Preferred Units and the Class B Common Units held by each respective Seller.

                                   ARTICLE VIII

                                  MISCELLANEOUS

         8.1 HSR ACT. Each Party agrees that the assets held by the Company and the Subsidiary are "unproductive real property" as that term is defined in
Section 802.2 of the HSR Rules, 16 C.F.R. 801 et seq., and therefore the transaction is exempt from the reporting requirements of the HSR Act.

         8.2 FURTHER ASSURANCES. Each Party agrees to furnish upon request to any other Party such further information, to execute and deliver to any other Party such other documents, and to do such other acts and things, all as any other Party may reasonably request (without imposing any financial or legal burden on such Party) for the purpose of carrying out the intent of the Transaction Documents.

         8.3 NO THIRD-PARTY BENEFICIARIES. This Agreement does not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

         8.4 ENTIRE AGREEMENT. The Transaction Documents constitute the entire agreement among the Parties with respect to the subject matter of the Transaction Documents and supersede all prior agreements (whether written or oral and whether express or implied) among any Parties to the extent related to the subject matter of the Transaction Documents (including any letter of intent). For the avoidance of doubt, this Agreement supersedes and terminates the rights and obligations of the Buyer, the Sellers and HRHC under the LOI but does not supersede or terminate the confidentiality agreement referenced in
Section 5.6.

         8.5 SUCCESSORS AND ASSIGNS. This Agreement will be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. None of the Buyer, Leucadia or any Seller may assign, delegate or otherwise transfer (whether by operation of Law or otherwise) any of such Party's rights, interests or obligations in this Agreement without the prior written consent of the other Party, except that the Buyer may assign this Agreement or any of the Transaction Documents to any of its Affiliates; provided, however, the Buyer shall remain liable for all of its obligations and liabilities contained or identified in this Agreement. The Buyer may, without any notice or prior written consent of the Sellers, make a collateral assignment of its rights under this Agreement to any lenders in connection with the financing for the Transactions.

         8.6 [INTENTIONALLY DELETED.]

         8.7 COUNTERPARTS. This Agreement may be executed (a) in one or more counterparts, each of which will be deemed an original but all of which when taken together will constitute one and the same agreement, (b) by facsimile and/or (c) electronic mail. A signature hereto by facsimile or electronic mail shall be as legally binding as a signed original for all purposes.

         8.8 NOTICES. Any notice pursuant to this Agreement must be in writing and will be deemed effectively given to another Party on the earliest of the date (a) three (3) Business Days after such notice is sent by registered United States mail, return receipt requested, (b) one (1) Business Day after receipt of confirmation if such notice is sent by facsimile, (c) one (1) Business Day after delivery of such notice into the custody and control of a nationally recognized overnight courier service for next day delivery, (d) one (1) Business Day after delivery of such notice in person and (e) such notice is received by that Party; in each case to the appropriate address below (or to such other address as a Party may designate by notice to the other Parties):

         If to any Seller:

                  AA Capital Partners, Inc.
                  10 South LaSalle Street, Suite 3712
                  Chicago, Illinois 60603
                  Fax:  (312) 419-4790
                  Phone:  (312) 419-4780
                  Attn:  Matt Friesl

         with a copy (which shall not constitute notice) to:

                  Duane Morris LLP
                  227 West Monroe Street, Suite 3400
                  Chicago, Illinois  60606
                  Fax:  (312) 499-6701
                  Phone:  (312) 499-6737
                  Attn:  Brian P. Kerwin, Esq.

         If to the Buyer:

                  GAR, LLC
                  11400 Reichold Road
                  Gulfport, Mississippi  39503
                  Fax:  (212) 896-4078
                  Phone:  (212)896-4000
                  Attn:  Roy Anderson III

         with a copy (which shall not constitute notice) to:

                  Leucadia National Corporation
                  315 Park Avenue South
                  New York, New York  10010
                  Fax:  (212) 598-3245
                  Phone:  (212) 460-1900
                  Attn:  Joseph S. Steinberg, President
                  and

                  Weil, Gotshal & Manges LLP
                  200 Crescent Court, Suite 300
                  Dallas, Texas  75201
                  Fax:  (214) 746-7777
                  Phone:  (214) 746-7700
                  Attn:  Glenn D. West, Esq.

                  and

                  Ranch Capital, LLC
                  12730 High Bluff Drive, Suite 180
                  San Diego, California  92130
                  Fax: (858) 523-1899
                  Phone: (858) 523-1799
                  Attn:  Larry Hershfield

         8.9 JURISDICTION; SERVICE OF PROCESS. EACH PARTY (1) CONSENTS TO THE PERSONAL JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN DELAWARE (AND ANY CORRESPONDING APPELLATE COURT) IN ANY PROCEEDING ARISING OUT OF OR RELATING TO ANY TRANSACTION DOCUMENT, (2) WAIVES ANY VENUE OR INCONVENIENT FORUM DEFENSE TO ANY PROCEEDING MAINTAINED IN SUCH COURTS AND (3) EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, AGREES NOT TO INITIATE ANY PROCEEDING ARISING OUT OF OR RELATING TO ANY TRANSACTION DOCUMENT IN ANY OTHER COURT OR FORUM. PROCESS IN ANY SUCH PROCEEDING MAY BE SERVED ON ANY PARTY ANYWHERE IN THE WORLD.

         8.10 GOVERNING LAW. This Agreement will be governed by and construed and enforced in accordance with the laws of the State of Delaware without giving effect to any choice or conflict of law principles of any jurisdiction.

         8.11 AMENDMENTS AND WAIVERS. No amendment or modification of any provision of this Agreement will be valid unless the amendment or modification is in writing and signed by the Buyer and the Sellers. No waiver of any provision of this Agreement will be valid unless the waiver is in writing and signed by the waiving Party. The failure of a Party at any time to require performance of any provision of this Agreement will not affect such Party's rights at a later time to enforce such provision. No waiver by any Party of any breach of this Agreement will be deemed to extend to any other breach hereunder or affect in any way any rights arising by virtue of any other breach.

         8.12 SEVERABILITY. Any provision of this Agreement that is determined by any court of competent jurisdiction to be invalid or unenforceable will not affect the validity or enforceability of any other provision hereof or the invalid or unenforceable provision in any other situation or in any other jurisdiction. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         8.13 EXPENSES.

                (a) Transaction Expenses. Except as otherwise provided in this Agreement, the Parties shall bear all of their own fees, costs and expenses (including, without limitation, attorneys' and consultants' fees, and due diligence costs and expenses) in connection with the negotiation, preparation and delivery of this Agreement and the other Transaction Documents and the consideration of the transactions contemplated hereby and thereby, regardless of whether the Closing occurs. The fees and costs of the Escrow Agent shall be paid one-half by the Sellers and one-half by the Buyer. Each Party agrees that the prevailing party in any action, proceeding or litigation involving this Agreement shall, upon demand, be reimbursed for all reasonable costs and expenses, including reasonable attorneys' fees, that may be incurred by the prevailing party in enforcing or defending its rights under this Agreement.

                (b) Brokers' Fees. Each Party is responsible for its own fees, commissions or payments to any broker, finder or agent with respect to the Transactions.

         8.14 CONSTRUCTION. The article and section headings in this Agreement are inserted for convenience only and are not intended to affect the interpretation of this Agreement. Any reference in this Agreement to any Article or Section refers to the corresponding Article or Section of this Agreement. Any reference in this Agreement to any Schedule or Exhibit refers to the corresponding Schedule or Exhibit attached to this Agreement and all such Schedules and Exhibits are incorporated herein by reference. The word "including" in this Agreement means "including without limitation." Unless the context requires otherwise, any reference to any Law will be deemed also to refer to all amendments and successor provisions thereto and all rules and regulations promulgated thereunder, in each case as in effect as of the date hereof and the Closing Date. The word "or" in this Agreement is disjunctive but not necessarily exclusive. All words in this Agreement will be construed to be of such gender or number as the circumstances require. References in this Agreement to time periods in terms of a certain number of days mean calendar days unless expressly stated herein to be Business Days. In interpreting and enforcing this Agreement, each representation and warranty will be given independent significance of fact and will not be deemed superseded or modified by any other such representation or warranty.

         8.15 SPECIFIC PERFORMANCE. Each Party acknowledges that the other Parties would be damaged irreparably and would have no adequate remedy of Law if any provision of this Agreement is not performed in accordance with its specific terms or otherwise is breached. Accordingly, each Party agrees that the other Parties will be entitled to an injunction to prevent any breach of any provision of this Agreement and to enforce specifically any and all provisions of this Agreement, in addition to any other remedy to which they may be entitled (whether at law, in equity or otherwise) and without having to prove the inadequacy of any other remedy they may have at law or in equity and without being required to post bond or other security. Each Party acknowledges and agrees that no Party shall have any right of rescission with respect to the Transactions; provided, however, that nothing will prevent the Buyer from having a right of rescission in the event of fraud on the part of the Sellers.

         8.16 MUTUAL NEGOTIATION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises under any provision of this Agreement, this Agreement shall be construed as if drafted jointly by the

Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

         8.17 LEUCADIA CONTRIBUTION. Leucadia hereby (a) irrevocably guarantees to Sellers and Buyer, subject to the satisfaction, prior to or at Closing, of each of the conditions to Closing set forth in Section 4.1 and 4.2 hereof, that on or prior to the Closing Date Leucadia will, directly or indirectly, make a contribution to the Buyer in an amount necessary to consummate, and shall cause the Buyer to consummate, the Transactions and (b) acknowledges its obligations under Section 1.3(a), Section 5.6 and Section 8.5 hereof.



                            [Signature pages follow]

         The Parties have duly executed and delivered this Agreement as of the date first written above.

                               SELLERS:

                                    AA CAPITAL EQUITY FUND, L.P.

                                        By: AA PRIVATE EQUITY INVESTORS
                                            MANAGEMENT, LLC,
                                            its General Partner
                                        By:
                                            ------------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------


                                    AA CAPITAL BILOXI CO-INVESTMENT FUND, L..P.

                                        By: AA PRIVATE EQUITY INVESTORS
                                            MANAGEMENT, LLC,
                                            its General Partner

                                        By:
                                            ------------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------


                               BUYER:

                                    GAR, LLC


                                        ----------------------------------------
                                        Roy Anderson, III


                                        ----------------------------------------
                                        Gregg R. Giuffria


                                        ----------------------------------------
                                        David Scott Ross




                    SIGNATURE PAGE TO UNIT PURCHASE AGREEMENT

                                      SOLELY FOR PURPOSES OF SECTION 8.17,

                                      LEUCADIA NATIONAL CORPORATION

                                         By:
                                             -----------------------------------
                                             Name:
                                                   -----------------------------
                                             Title:
                                                   -----------------------------



                                      SOLELY FOR PURPOSES OF SECTION 8.4,

                                      HRHC HOLDINGS, LLC

                                         By:
                                             -----------------------------------
                                             Name:
                                                   -----------------------------
                                             Title:
                                                   -----------------------------











                    SIGNATURE PAGE TO UNIT PURCHASE AGREEMENT